EXHIBIT 10.46

INDEMNIFICATION AGREEMENT
THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is made as of ___________________, 20__ by and between RESOLUTE FOREST PRODUCTS INC., a Delaware corporation (the “Corporation”), and (“Indemnitee”).
RECITALS
WHEREAS, Indemnitee serves as a [director/officer] of the Corporation and performs a valuable service for the Corporation;
WHEREAS, the Third Amended and Restated Certificate of Incorporation of the Corporation, effective as of December 9, 2010, as the same has been or may be amended from time to time (the “Certificate of Incorporation”) provides that the Corporation shall indemnify the officers and directors of the Corporation to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (“DGCL”);
WHEREAS, the Certificate of Incorporation and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that agreements may be entered into between the Corporation and members of the Board of Directors of the Corporation (the “Board”) and officers with respect to indemnification;
WHEREAS, it is reasonable and prudent for the Corporation contractually to obligate itself to indemnify, hold harmless and exonerate, and to advance expenses on behalf of, Indemnitee to the fullest extent permitted by law so that Indemnitee will serve or continue to serve the Corporation free from undue concern that Indemnitee will not be indemnified, held harmless or exonerated; and
WHEREAS, this Agreement is separate and independent of the Certificate of Incorporation and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder, nor shall the existence of any rights under the Certificate of Incorporation, the Corporation’s By-Laws, as the same may be amended from time to time (the “By-Laws”) or any other agreement be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee under this Agreement.
NOW, THEREFORE, in consideration of the promises and the covenants contained herein, the Corporation and Indemnitee do hereby covenant and agree as follows:
1.Services to the Corporation. Indemnitee will serve or continue to serve, at the will of the Corporation or under separate contract, if such exists, as an officer and/or director of the Corporation for so long as Indemnitee is duly elected or appointed and qualified in accordance with the Certificate of Incorporation and By-Laws or until Indemnitee tenders his or her resignation. If Indemnitee is an employee at will of the Corporation, nothing herein shall change such employee’s status as an employee at will.

2.    Definitions. As used in this Agreement:
(a)    The terms “Beneficial Owner” and “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act (as defined below) as in effect on the date hereof.
(b)    A “Change in Control” shall be deemed to occur upon the earliest after the date of this Agreement of any of the following events:
(i)    Acquisition of Stock by Third Party. Any Person (as defined below) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation’s then outstanding securities entitled to vote generally in the election of directors, unless (1) the change in the relative Beneficial Ownership of the Corporation’s securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors or (2) such acquisition was approved in advance by the Continuing Directors and such acquisition would not constitute a Change in Control under part (iii) of this definition;
(ii)    Change in Board of Directors. Individuals who, as of the date hereof, constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Corporation to effect a Change in Control) whose election by the Board or nomination for election by the Corporation’s stockholders was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (collectively, the “Continuing Directors”), cease for any reason to constitute at least a majority of the members of the Board;
(iii)    Corporate Transactions. The effective date of any reorganization, recapitalization, merger or consolidation involving the Corporation (a “Business Combination”), in each case, unless, immediately following such Business Combination: (1) all or substantially all of the individuals and entities who were the Beneficial Owners of securities entitled to vote generally in the election of directors immediately prior to such Business Combination beneficially own, directly or indirectly, more than 51% of the combined voting power of the then outstanding securities of the Corporation entitled to vote generally in the election of directors resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the securities entitled to vote generally in the election of directors; (2) no Person (excluding any corporation resulting from such Business Combination) is the Beneficial Owner, directly or indirectly, of 20% or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of such corporation except to the extent that such ownership existed prior to the Business Combination; and (3) at least a majority of the Board of Directors of the corporation resulting from such Business Combination were Continuing Directors at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination;

(iv)    Liquidation. The approval by the stockholders of the Corporation of a complete liquidation of the Corporation, or an agreement or series of agreements for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets, other than factoring the Corporation’s current receivables or escrows due (or, if such approval is not required, the decision by the Board to proceed with such a liquidation, sale or disposition in one transaction or a series of related transactions); or
(v)    Other Events. The occurrence of any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Corporation is then subject to such reporting requirement.
(c)    “Covered Capacity” means present or former status as a director, officer, trustee, general partner, managing member or fiduciary of the Corporation, any Subsidiary or any other corporation, partnership, limited liability company, joint venture, trust or other enterprise at the request of, for the convenience of or to represent the interests of the Corporation or any Subsidiary.
(d)    “Delaware Court” means the Court of Chancery of the State of Delaware.
(e)    “Disinterested Director” shall mean a director of the Corporation who is not and was not a party to the Proceeding for which indemnification or hold harmless or exoneration rights is sought by Indemnitee.
(f)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(g)    “Expenses” shall include all direct and indirect costs, fees, expenses and disbursements of any type or nature whatsoever, including, without limitation, all attorneys’ fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, fees of private investigators and professional advisors, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, fax transmission charges, secretarial services and all other disbursements, obligations or expenses in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settlement or appeal of, or otherwise participating in, a Proceeding, including reasonable compensation for time spent by Indemnitee for which he or she is not otherwise compensated by the Corporation or any third party. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the principal, premium, security for and other costs relating to any cost bond, supersedeas bond or other appeal bond or its equivalent and any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, and shall also include, to the extent permitted by law, any of the foregoing costs, fees, expenses and disbursements incurred in connection with any Proceeding brought by Indemnitee (i) to enforce his or her rights under, or to recover damages for breach of, this Agreement or any other indemnification, advancement or contribution agreement or provision of the Certificate of Incorporation or the By-Laws now or hereafter in effect; or (ii) for recovery of advances under any insurance policy maintained by any person for the benefit of Indemnitee. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments, penalties or fines against Indemnitee, other than excise taxes and penalties paid under the Employee Retirement Income Security Act of 1974, as amended.
(h)    “Independent Counsel” shall mean a law firm, or a member of a law firm, with significant experience in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Corporation or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification or to be held harmless or exonerated hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.
(i)    A person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Agreement.
(j)    The term “Person” shall have the meaning set forth in Sections 13(d) and 14(d) of the Exchange Act as in effect on the date hereof; provided, however, that “Person” shall exclude: (i) the Corporation; (ii) any Subsidiary of the Corporation; (iii) any employee benefit plan of the Corporation or of a Subsidiary of the Corporation or of any corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation; and (iv) any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or of a Subsidiary of the Corporation or of a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation.
(k)    A “Potential Change in Control” shall be deemed to have occurred if: (i) the Corporation enters into an agreement or arrangement, the consummation of which would result in the occurrence of a Change in Control; (ii) any Person or the Corporation publicly announces an intention to take or consider taking actions which if consummated would constitute a Change in Control; (iii) any Person who is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation representing 5% or more of the combined voting power of the Corporation’s then outstanding securities entitled to vote generally in the election of directors increases his or her Beneficial Ownership of such securities by 5% or more over the percentage so owned by such Person on the date hereof unless such acquisition was approved in advance by the Board; or (iv) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.
(l)    The term “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, or any appeal therefrom, whether brought by or in the right of the Corporation, another Person or otherwise and whether of a civil, criminal, administrative or investigative nature, in which Indemnitee was, is, will or might be involved as a party or otherwise by reason of the fact that Indemnitee is or was serving in a Covered Capacity, by reason of any action taken (or failure to act) by him or her or of any action (or failure to act) on his or her part while serving in a Covered Capacity, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification or a right to be held harmless or exonerated or for reimbursement or advancement of expenses can be provided under this Agreement, including any such proceedings or matters pending on or before the date of this Agreement and any action brought by Indemnitee (i) to enforce his or her rights under, or to recover damages for breach of, this Agreement or any other indemnification, advancement or contribution agreement or provision of the Certificate of Incorporation or the By-Laws now or hereafter in effect; or (ii) for recovery or advances under any insurance policy maintained by any person for the benefit of Indemnitee.
(m)    References to “serving at the request of the Corporation” shall include any service as a director, officer, employee, agent or fiduciary of the Corporation which imposes duties on or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or beneficiaries, or with respect to any other corporation, partnership, limited liability company, joint venture, trust or other enterprise at the request of, for the convenience of or to represent the interests of the Corporation or any Subsidiary.
(n)    In connection with any merger or consolidation, references to “the Corporation” shall include not only the resulting or surviving corporation but also any constituent corporation or any constituent of a constituent corporation, which, if its separate existence had continued, would have had power and authority to indemnify, hold harmless or exonerate its directors or officers and employees or agents. The intent of this provision is that a person who is or was a director of such constituent corporation after the date hereof or is or was serving at the request of such constituent corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise after the date hereof, shall stand in the same position under this Agreement with respect to the resulting or surviving corporation as the person would have under this Agreement with respect to such constituent corporation if its separate existence had continued.
(o)    The term “Subsidiary” shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by that corporation or entity.
(p)    The meaning of the phrase “to the fullest extent permitted by law” shall include, but not be limited to:
(i)    to the fullest extent permitted by the provision of the DGCL that authorizes or contemplates additional indemnification or rights to be held harmless or exonerated by agreement or the corresponding provision or provisions of any amendment to or replacement of the DGCL; and
(ii)    to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify, hold harmless or exonerate its officers, directors and/or key employees.
(q)    The following terms shall have the meanings given them in the Sections indicated below:

Term	Section
Agreement	Preamble
Board	Recitals
By-Laws	Recitals
Certificate of Incorporation	Recitals
Continuing Directors	2(b)(ii)
Corporation	Preamble
DGCL	Recitals
Indemnitee	Preamble
Section 409A	15
Trust	12
Trustee	12

3.    Indemnification.
(a)    Subject to Section 6 of this Agreement, the Corporation shall indemnify, hold harmless and exonerate Indemnitee in accordance with the provisions of this Section 3(a) to the fullest extent permitted by law when Indemnitee was, is or is threatened to be made, a party to or is otherwise involved, or threatened to be involved, in any Proceeding (other than a Proceeding by or in the right of the Corporation to procure a judgment in its favor, which is addressed in Section 3(b) below), including any such Proceeding in which the Indemnitee is solely a witness. Pursuant to this Section 3(a), Indemnitee shall be indemnified, held harmless and exonerated against all Expenses, judgments, liabilities, losses, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, liabilities, losses, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee or on his or her behalf in connection with such Proceeding or any claim, issue or matter therein, if, and only if, Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, in the case of any criminal Proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.
(b)    Subject to Section 6 of this Agreement, the Corporation shall indemnify, hold harmless and exonerate Indemnitee in accordance with the provisions of this Section 3(b) to the fullest extent permitted by law when Indemnitee was, is or is threatened to be made, a party to or is otherwise involved, or threatened to be involved, in any Proceeding by or in the right of the Corporation to procure a judgment in its favor, including any such Proceeding in which the Indemnitee is solely a witness. Pursuant to this Section 3(b), Indemnitee shall be indemnified, held harmless and exonerated against all Expenses actually and reasonably incurred by Indemnitee or on his or her behalf in connection with such Proceeding or any claim, issue or matter therein, if, and only if, Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation. No indemnification for or rights to be held harmless or exonerated from Expenses shall be made under this Section 3(b) in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Corporation, unless and only to the extent that the court in which the Proceeding was brought or the Delaware Court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification or to be held harmless or exonerated.
(c)    Any indemnification under this Section 3 (unless otherwise ordered by a court) shall be made by the Corporation in accordance with the procedures set forth in Sections 7, 8 and 9 hereof.
(d)    Notwithstanding any other provisions of this Agreement, to the extent that Indemnitee is a party to (or a participant in, including as a witness) and is successful, on the merits or otherwise, in any Proceeding or with respect to any claim, issue or matter therein, in whole or in part, the Corporation shall indemnify for and hold harmless and exonerate Indemnitee to the fullest extent permitted by law against all Expenses actually and reasonably incurred by him or her in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Corporation shall indemnify for and hold harmless and exonerate Indemnitee against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section 3(d) and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, or the settlement of any claim, issue or matter in such a Proceeding without admission of liability, shall be deemed to be a successful result as to such claim, issue or matter. If Indemnitee is not wholly successful in such Proceeding but is partially successful, the Corporation also shall indemnify for and hold harmless and exonerate Indemnitee against all Expenses reasonably incurred in connection with a claim, issue or matter related to any claim, issue or matter on which Indemnitee was successful.
(e)    Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Covered Capacity, a witness in any Proceeding to which Indemnitee is not a party, he or she shall be indemnified for and held harmless and exonerated against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.
4.    Additional Indemnification Rights.
(a)    Notwithstanding any limitation in Section 3 of this Agreement, the Corporation shall indemnify, hold harmless and exonerate Indemnitee to the fullest extent permitted by law if Indemnitee was, is or is threatened to be made, a party to or is otherwise involved, or threatened to be involved, in any Proceeding (including a Proceeding by or in the right of the Corporation to procure a judgment in its favor) against all Expenses, judgments, liabilities, losses, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, liabilities, losses, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee in connection with the Proceeding. No indemnification shall be made, and the Indemnitee shall not be held harmless or exonerated, under this Section 4(a) on account of Indemnitee’s conduct which constitutes a breach of Indemnitee’s duty of loyalty to the Corporation or its stockholders or is an act or omission not in good faith or which involves intentional misconduct or a knowing violation of the law.
(b)    The Corporation shall indemnify, hold harmless and exonerate Indemnitee to the fullest extent permitted by law and, if requested by Indemnitee, shall, to the extent permitted by law, advance Expenses incurred by Indemnitee in connection with any Proceeding brought by Indemnitee (i) to enforce his or her rights under, or to recover damages for breach of, this Agreement or any other indemnification, advancement or contribution agreement or provision of the Certificate of Incorporation or the By-Laws now or hereafter in effect; or (ii) for recovery or advances under any insurance policy maintained by any person for the benefit of Indemnitee, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, hold harmless or exoneration rights, or advancement of Expenses or insurance recovery, as the case may be (unless such proceeding was not brought by Indemnitee in good faith).
5.    Contribution in the Event of Joint Liability.
(a)    To the fullest extent permitted by law, if the indemnification or rights to be held harmless or exonerated provided for in this Agreement are unavailable to Indemnitee in whole or in part for any reason whatsoever, then in any Proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such Proceeding) the Corporation shall pay, in the first instance, the entire amount incurred by Indemnitee, whether for judgments, liabilities, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any Proceeding without requiring Indemnitee to contribute to such payment, and the Corporation hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee.
(b)    The Corporation shall not enter into any settlement with respect to any claim for which Indemnitee may be entitled to indemnification or hold harmless or exoneration rights hereunder without the prior written consent of Indemnitee unless such settlement provides for a full and final release of all claims asserted against Indemnitee. The Corporation shall not be liable to Indemnitee under this Agreement for amounts paid in settlement of any Proceeding effected without the Corporation’s prior written consent. Neither the Corporation nor Indemnitee shall unreasonably withhold consent to any proposed settlement; provided, however, that Indemnitee may withhold consent to any settlement that does not provide full, final, complete and unconditional release.
(c)    The Corporation hereby agrees to fully indemnify, hold harmless and exonerate Indemnitee from any claims for contribution which may be brought by officers, directors or employees of the Corporation other than Indemnitee who may be jointly liable with Indemnitee.

6.    Exclusions. Notwithstanding any other provision in this Agreement, the Corporation shall not be obligated under this Agreement to make any indemnification or to hold harmless or exonerate Indemnitee in connection with any claim made against Indemnitee:
(a)    for which payment has actually been received by or on behalf of Indemnitee under any insurance policy or other indemnity provision or agreement (other than this Agreement), either by the Corporation or otherwise, except with respect to any excess beyond the amount actually received under any insurance policy, contract, agreement, other indemnity provision or otherwise;
(b)    for an accounting or disgorgement of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Corporation within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law;
(c)    except as otherwise provided in Section 4(b) hereof, prior to a Change in Control, in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, and not brought by way of defense, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Corporation or its directors, officers, employees or other indemnitees, unless (i) the Board of Directors of the Corporation authorized or consented to the Proceeding (or any part of any Proceeding) prior to its initiation; (ii) such payment arises in connection with any mandatory counterclaim or cross-claim that Indemnitee asserts against the Corporation or its directors, officers, employees or other indemnitees or any affirmative defense Indemnitee raises or (iii) the Corporation otherwise provides such indemnification or holds harmless or exonerates Indemnitee in its sole discretion, pursuant to the powers vested in the Corporation under applicable law;
(d)    for the payment of amounts required to be reimbursed to the Corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002, as amended, Section 10D of the Exchange Act, or any successor statute thereto; or under any corporate “clawback” policy; or
(e)    for any payment to Indemnitee that is finally determined to be unlawful under the procedures and subject to the presumptions of this Agreement.
7.    Advances of Expenses; Defense of Claim.
(a)    Notwithstanding any provision of this Agreement to the contrary, and to the fullest extent permitted by law, the Corporation shall advance to Indemnitee the Expenses incurred by Indemnitee in connection with any Proceeding. The Corporation will advance such Expenses within 30 days after the receipt by the Corporation from Indemnitee of a statement or statements requesting such advances from time to time, whether prior to or after final disposition of any Proceeding. The statement(s) shall set forth in reasonable detail the Expenses to be advanced; provided, that Indemnitee shall not be required to provide any documentation to the extent provision thereof would undermine or otherwise jeopardize attorney-client privilege. All advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to be indemnified, held harmless or exonerated under the other provisions of this Agreement. Advances shall include any and all reasonable Expenses incurred pursuing a Proceeding to enforce this right of advancement, including Expenses incurred preparing and forwarding statement(s) to the Corporation to support the advances claimed. Indemnitee shall qualify for advances, to the fullest extent permitted by law, solely upon the execution and delivery to the Corporation of an Undertaking substantially in the form of Exhibit A hereto, providing that Indemnitee undertakes to repay the advance to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified, held harmless or exonerated by the Corporation under the provisions of this Agreement, the Certificate of Incorporation, the By-Laws, applicable law or otherwise. This Section 7(a) shall not apply to any claim made by Indemnitee for which indemnification or the right to be held harmless or exonerated is excluded pursuant to Section 6 hereof.
(b)    If the Corporation disputes a portion of the Expenses for which advancement is requested, the undisputed portion shall be advanced and only the disputed portion withheld pending resolution of the dispute.
(c)    The Corporation shall be entitled to conduct at its own expense the defense of any Proceeding for which indemnification or the right to be held harmless or exonerated is sought hereunder (other than a Proceeding by or in the right of the Corporation to procure a judgment in its favor); provided, that Indemnitee may retain separate co-counsel at his or her sole cost and expense and participate in the defense of the Proceeding. Notwithstanding the foregoing, the Corporation shall not have the right to assume control of the defense of any Proceeding and shall pay the reasonable fees and out-of-pocket expenses of counsel retained by Indemnitee with respect to such Proceeding if: (i) the Corporation does not conduct the defense of the Proceeding with reasonable diligence; or (ii) the Proceeding (1) seeks non-monetary, equitable or injunctive relief, (2) alleges violations of criminal law, or (3) includes as the named parties in any such Proceeding both Indemnitee and the Corporation and Indemnitee (x) reasonably determines that representation by both parties by the same counsel would be prohibited by applicable codes of professional conduct or (y) Indemnitee concludes, based on advise of counsel, that there may be one or more legal defenses available to him or her that are different from or in addition to those available to the Corporation or any Subsidiary of the Corporation and the Corporation has, after Indemnitee’s request, refused to pursue such legal defenses. If the Corporation has assumed such defense as provided in this Section 7(c), the Corporation will not be liable for any legal expenses subsequently incurred by any Indemnitee in connection with the defense of such Proceeding (other than a Proceeding by or in the right of the Corporation to procure a judgment in its favor). If the Corporation does not assume the defense of any Proceeding in accordance with this Section 7(c), Indemnitee may continue to defend such claim at the reasonable cost of the Corporation and the Corporation may still participate in, but not control, the defense of such Proceeding at the Corporation’s sole cost and expense.
8.    Procedure for Notification and Application for Indemnification.
(a)    Indemnitee agrees to notify promptly the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment or document relating to any Proceeding or matter which may be subject to indemnification or a right to be held harmless or exonerated or for advancement of Expenses covered hereunder. The failure of Indemnitee to so notify or keep the Corporation generally informed shall not relieve the Corporation of any obligation which it may have to Indemnitee under this Agreement or otherwise, unless, and then only to the extent that, such delay is materially prejudicial to the defense of or against such Proceeding or matter.
(b)    Indemnitee may deliver to the Corporation a written application to indemnify, or to be held harmless or exonerated in accordance with this Agreement. The Chief Legal Officer of the Corporation (or in the absence of the Chief Legal Officer, the Corporate Secretary of the Corporation) shall, promptly upon receipt of such a request for indemnification held harmless or exoneration, advise the Board in writing that Indemnitee has requested indemnification. Such application(s) may be delivered from time to time and at such time(s) as Indemnitee deems appropriate in his or her sole discretion. Following such a written application for indemnification by Indemnitee, Indemnitee’s entitlement to indemnification or rights to be held harmless or exonerated shall be determined in accordance with Section 9(a) of this Agreement.
9.    Procedure upon Application for Indemnification.
(a)    Upon delivery of the written application by Indemnitee for indemnification pursuant to Section 8(b) of this Agreement, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case by one of the following methods: (i) if a Change in Control shall have occurred, (1) if the Indemnitee so requests in writing, by a majority vote of the Disinterested Directors (provided there is a minimum of three Disinterested Directors), even though less than a quorum of the Board, or (2) as advised by Independent Counsel; or (ii) if a Change in Control shall not have occurred, (1) by a majority vote of the Disinterested Directors (provided there is a minimum of three Disinterested Directors), even though less than a quorum of the Board, (2) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors (provided there is a minimum of three Disinterested Directors), even though less than a quorum of the Board or (3) if there are fewer than three Disinterested Directors or, if such Disinterested Directors so direct, as advised by Independent Counsel. The Corporation will promptly advise Indemnitee in writing with respect to any determination that Indemnitee is or is not entitled to indemnification or to be held harmless or exonerated, including a description of any reason or basis for which indemnification or the right to be held harmless or exonerated has been denied. If it is so determined that Indemnitee is entitled to indemnification or to be held harmless or exonerated, payment to Indemnitee shall be made within 30 days after such determination. Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification or to be held harmless or exonerated, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Corporation (irrespective of the determination as to Indemnitee’s entitlement to indemnification or to be held harmless or be exonerated) and the Corporation hereby indemnifies, holds harmless and exonerates Indemnitee therefrom.
(b)    If the determination of entitlement to indemnification or to be held harmless or to be exonerated is to be made by Independent Counsel pursuant to Section 9(a) hereof, the

Independent Counsel shall be selected as provided in this Section 9(b). The Independent Counsel shall be selected by Indemnitee (unless the Indemnitee shall request that such selection be made by the Board, in which event the Board shall make such selection on behalf of the Corporation, subject to the remaining provisions of this Section 9(b)), and the Indemnitee or the Corporation, as applicable, shall give written notice to the other party advising it of the identity of the Independent Counsel so selected. The Corporation or the Indemnitee, as the case may be, may, within ten days after such written notice of selection shall have been given, deliver to Indemnitee a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit. If, within 20 days after submission by Indemnitee of a written request for indemnification or to be held harmless or exonerated pursuant to Section 8(b) hereof, no Independent Counsel shall have been selected and not objected to, either the Corporation or Indemnitee may petition the Delaware Court for resolution of any objection which shall have been made by Indemnitee to the Corporation’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Delaware Court or by such other person as the Delaware Court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 9 hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 11(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).
(c)    The Corporation agrees to pay the reasonable fees and expenses of Independent Counsel and to fully indemnify such Independent Counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto, other than for such Independent Counsel’s gross negligence or willful misconduct.
(d)    If the Corporation disputes a portion of the amounts for which indemnification or hold harmless or exoneration rights are requested, the undisputed portion shall be paid and only the disputed portion withheld pending resolution of the disputes.
10.    Presumptions and Effect of Certain Proceedings.
(a)    In making a determination with respect to entitlement to indemnification or to be held harmless or exonerated hereunder, any person or entity making such determination shall presume that Indemnitee is entitled to indemnification or to be held harmless or exonerated under this Agreement if Indemnitee has submitted a request for indemnification or to be held harmless or exonerated in accordance with Section 8(b) of this Agreement, and the Corporation shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of the Corporation (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification or the right to be held harmless or exonerated is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation (including its directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.
(b)    If the person, persons or entity empowered or selected under Section 9 of this Agreement to determine whether Indemnitee is entitled to indemnification or to be held harmless or exonerated shall not have made a determination within 30 days after receipt by the Corporation of the request therefor (or, if such determination is to be made by an Independent Counsel, and if later, 20 days after the appointment of the Independent Counsel), the requisite determination of entitlement to indemnification or to be held harmless or exonerated shall be deemed to have been made and Indemnitee shall be entitled to such indemnification or to be held harmless or exonerated, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification or to be held harmless or exonerated rights; or (ii) a final judicial determination that any or all such indemnification or the right to be held harmless or exonerated is expressly prohibited under applicable law; provided, however, that such 30 day period shall be extended for a reasonable time, not to exceed an additional 30 days, if the person, persons or entity making the determination with respect to entitlement to indemnification or the right to be held harmless or exonerated rights in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.
(c)    The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or to be held harmless or exonerated or create a presumption that Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful.
(d)    For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Corporation or a Subsidiary, including financial statements, or on information supplied to Indemnitee by the directors or officers of the Corporation or a Subsidiary in the course of their duties, or on the advice of legal counsel for the Corporation or a Subsidiary, its Board, any committee of the Board or any director, or on information or records given or reports made to the Corporation or a Subsidiary, its Board, any committee of the Board or any director, by an independent certified public accountant or by an appraiser or other expert selected by the Corporation or a Subsidiary, its Board, any committee of the Board or any director. The provisions of this Section 10(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.

(e)    The knowledge and/or actions, or failure to act, of any other director, trustee, partner, managing member, fiduciary, officer, agent or employee of the Corporation or a Subsidiary shall not be imputed to Indemnitee for purposes of determining the right to indemnification or to be held harmless or exonerated under this Agreement.
(f)    The Corporation acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. If any Proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such Proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such Proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.
11.    Remedies of Indemnitee.
(a)    If (i) a determination is made pursuant to Section 9 of this Agreement that Indemnitee is not entitled to indemnification or to be held harmless or exonerated under this Agreement, (ii) advancement of Expenses, to the fullest extent permitted by law, is not timely made pursuant to Section 7 of this Agreement, (iii) no determination of entitlement to indemnification or to be held harmless or exonerated shall have been made pursuant to Section 9 of this Agreement within the time period specified in Section 10(b) of this Agreement, (iv) payment of Expenses is not made pursuant to Sections 3(d) or 3(e), 4 or 9(d) of this Agreement within 30 days after receipt by the Corporation of a written request therefor, (v) a contribution payment is not made in a timely manner pursuant to Section 5 of this Agreement or (vi) payment of indemnification pursuant to Section 3(a), Section 3(b) or Section 4 of this Agreement is not made within 30 days after a determination has been made that Indemnitee is entitled to indemnification or to be held harmless or exonerated, Indemnitee shall be entitled to an adjudication by the Delaware Court of his or her entitlement to such indemnification, the right to be held harmless or exonerated, contribution or advancement. Alternatively, Indemnitee, in his or her sole discretion, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Except as set forth herein, the provisions of Delaware law (without regard to its conflict of laws rules) shall apply to any such arbitration. The Corporation shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration. The award rendered by such arbitration shall be final and binding upon the parties hereto, and final judgment on the arbitration award may be entered in any court of competent jurisdiction.
(b)    Upon the occurrence or non-occurrence of any of the events set forth in Section 11(a) of this Agreement, any judicial proceeding or arbitration commenced pursuant to this Section 11 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 11, Indemnitee shall be presumed to be entitled to be indemnified, held harmless, exonerated and to receive contribution and advances of Expenses under this Agreement and the Corporation shall have the burden of proving Indemnitee is not entitled to be indemnified, held harmless or exonerated and to receive advances of Expenses, as the case may be, and the Corporation may not refer to or introduce into evidence any determination pursuant to Section 9 of this Agreement adverse to Indemnitee for any purpose. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 11, Indemnitee shall not be required to reimburse the Corporation for any advances pursuant to Section 7 until a final judicial determination is made with respect to Indemnitee’s entitlement to indemnification or to be held harmless or exonerated (as to which all rights of appeal have been exhausted or lapsed).
(c)    If a determination shall have been made pursuant to Section 9 of this Agreement that Indemnitee is entitled to indemnification or to be held harmless or exonerated, the Corporation shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 11, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification or to be held harmless or exonerated; or (ii) a prohibition of such indemnification or against being held harmless or exonerated under applicable law.
(d)    The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 11 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Agreement.
(e)    Interest shall be paid by the Corporation to Indemnitee at the legal rate under Delaware law, compounded monthly, commencing with the date on which Indemnitee requests indemnification, contribution or advancement of any Expenses and ending with the date on which such payment is made to Indemnitee by the Corporation.
12.    Establishment of Trust. In the event of a Potential Change in Control, the Corporation shall, upon written request by Indemnitee, create a “Trust” for the benefit of Indemnitee and from time to time upon written request of Indemnitee shall fund such Trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for, participating in or defending any Proceedings, and any and all judgments, losses, liabilities, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such judgments, losses, liabilities, fines penalties and amounts paid in settlement) in connection with any and all Proceedings from time to time actually paid or claimed, reasonably anticipated or proposed to be paid. The trustee of the Trust (the “Trustee”) shall be a bank or trust company or other individual or entity chosen by Indemnitee and reasonably acceptable to the Corporation. Nothing in this Section 12 shall relieve the Corporation of any of its obligations under this Agreement. The amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by mutual agreement of Indemnitee and the Corporation or, if the Corporation and Indemnitee are unable to reach such an agreement, by Independent Counsel selected in accordance with Section 9(b) of this Agreement. The terms of the Trust shall provide that, except upon the consent of both Indemnitee and the Corporation, upon a Change in Control: (a) the Trust shall not be revoked or the principal thereof invaded, without the written consent of Indemnitee, (b) the Trustee shall advance Expenses to Indemnitee in accordance with the procedures set forth in Section 7(a); (c) the Trust shall continue to be funded by the Corporation in accordance with the funding obligations set forth above; (d) the Trustee shall promptly pay to Indemnitee all amounts for which Indemnitee shall be entitled to indemnification or to be held harmless or exonerated pursuant to this Agreement or otherwise; and (e) all unexpended funds in such Trust shall revert to the Corporation upon mutual agreement by Indemnitee and the Corporation or, if Indemnitee and the Corporation are unable to reach such an agreement, by Independent Counsel selected in accordance with Section 9(b) of this Agreement, that Indemnitee has been fully indemnified, held harmless and exonerated under the terms of this Agreement. The Trust shall be governed by Delaware law (without regard to its conflicts of laws rules) and the Trustee shall consent to the exclusive jurisdiction of the Delaware Court in accordance with Section 21 of this Agreement.
13.    Security. Notwithstanding anything herein to the contrary, to the extent requested by Indemnitee and approved by the Board, the Corporation may at any time and from time to time provide security to Indemnitee for the Corporation’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of Indemnitee.
14.    Non-Exclusivity; Survival of Rights; Insurance; Subrogation.
(a)    The rights of Indemnitee as provided by this Agreement (i) shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation or the By-Laws, any agreement, a vote of stockholders, a resolution of directors or otherwise and (ii) shall be enforced and this Agreement shall be interpreted independently of and without reference to or limitation or constraint (whether procedural, substantive or otherwise) by any other such rights to which Indemnitee may at any time be entitled. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his or her Covered Capacity prior to such amendment, alteration or repeal. To the extent that a change in applicable law, whether by statute or judicial decision, permits greater indemnification or greater rights to be held harmless or exonerated or greater advancement rights than would be afforded currently under the Certificate of Incorporation, the By-Laws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. To the extent that a change in Delaware law, whether by statute or judicial decision, narrows or limits indemnification, rights to be held harmless or exonerated or advancement of Expenses than are afforded currently under the Certificate of Incorporation, the By-Laws and this Agreement, it is the intent of the parties hereto that such change, except to the extent required by applicable law, shall have no effect on this Agreement or the parties’ rights and obligations hereunder. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law, in equity or otherwise. The assertion or employment of any right or remedy hereunder or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.
(b)    The purchasing or maintaining of insurance or the furnishing of similar protection or the making of other arrangements including, but not limited to, providing a trust fund,

letter of credit or surety bond on behalf of Indemnitee against any liability in a Covered Capacity whether or not the Corporation would have the power to indemnify Indemnitee or to hold harmless or exonerate Indemnitee against such liability under the provisions of this Agreement, shall not in any way limit or affect the rights and obligations of the Corporation or of Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Corporation and Indemnitee shall not in any way limit or affect the rights and obligations of the Corporation or the other party or parties thereto under any such arrangement.
(c)    To the extent that the Corporation maintains an insurance policy or policies providing liability insurance for directors, officers, trustees, partners, managing members, fiduciaries, employees or agents of the Corporation, any Subsidiary or any other enterprise which such person serves at the request of the Corporation, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, trustee, partner, managing member, fiduciary, officer, employee or agent under such policy or policies. The Corporation shall maintain directors’ and officers’ insurance programs providing coverage to Indemnitee during the time period Indemnitee serves the Corporation in a Covered Capacity, and for a period of no less than six years following the conclusion of such service. If, at the time the Corporation receives notice from any source of a Proceeding as to which Indemnitee is a party or a participant (as a witness or otherwise), the Corporation has director and officer liability insurance in effect, the Corporation shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.
(d)    In the event of any payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.
(e)    The Corporation’s obligation to indemnify, hold harmless, exonerate or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Corporation as a director, officer, trustee, partner, managing member, fiduciary, employee or agent of any Subsidiary or other enterprise shall be reduced by any amount Indemnitee has actually received from such Subsidiary or other enterprise as payments in respect of indemnification, the right to be held harmless or exonerated by such Subsidiary or other enterprise or in respect of advancement of expenses from such Subsidiary or other enterprise. Notwithstanding any other provision of this Agreement to the contrary, (i) Indemnitee shall have no obligation to reduce, offset, allocate, pursue or apportion amounts in respect of any indemnification, rights to be held harmless or exonerated, advancement, contribution or insurance coverage among multiple parties possessing such duties to Indemnitee prior to the Corporation’s satisfaction and performance of all its obligations under this Agreement, and (ii) the Corporation shall perform fully its obligations under this Agreement without regard to whether Indemnitee holds, may pursue or has pursued any indemnification, rights to be held harmless or exonerated or advancement, contribution or insurance coverage rights against any person or entity other than the Corporation.

15.    Section 409A. It is intended that any indemnification, hold harmless or exoneration payment or advancement of Expenses made hereunder shall be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, and the guidance issued thereunder (“Section 409A”) pursuant to Treasury Regulation Section 1.409A-1(b)(10). Notwithstanding the foregoing, if any payments in respect of indemnification or rights to be held harmless or exonerated or advancement of Expenses made hereunder shall be determined to be “nonqualified deferred compensation” within the meaning of Section 409A, then (a) the amount of the indemnification, hold harmless or exoneration payment or advancement of Expenses during one taxable year shall not affect the amount of such payments or advancement of Expenses during any other taxable year, (b) payments in respect of indemnification or rights to be held harmless or exonerated or advancement of Expenses must be made on or before the last day of Indemnitee’s taxable year following the year in which the expense was incurred and (c) the right to indemnification, to be held harmless or exonerated or advancement of Expenses hereunder is not subject to liquidation or exchange for another benefit.
16.    Duration of Agreement. All agreements and obligations of the Corporation contained herein shall continue during the period Indemnitee serves in a Covered Capacity and continue and survive thereafter, regardless of the termination of Indemnitee’s service in a Covered Capacity, so long as Indemnitee shall be subject to any possible Proceeding (including any rights of appeal thereto and any Proceeding commenced by Indemnitee pursuant to Section 11 of this Agreement) by reason of serving in a Covered Capacity, whether or not he or she is acting in any Covered Capacity at the time any liability or expense is incurred for which other rights exist under this Agreement.
17.    Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent permitted by law, the provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.
18.    Enforcement and Binding Effect.
(a)    The Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to encourage Indemnitee to continue to serve in a Covered Capacity, and the Corporation acknowledges that Indemnitee is relying upon this Agreement in serving.
(b)    Subject to Section 14(a), and without limiting the rights of Indemnitee under the Certificate of Incorporation or By-Laws, this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.
(c)    The rights to be indemnified, held harmless and exonerated and to receive contribution and advancement of Expenses provided by or granted Indemnitee pursuant to this Agreement shall apply to Indemnitee’s service in a Covered Capacity prior to the date of this Agreement and shall continue to apply after Indemnitee ceases to act in a Covered Capacity, as provided above.
(d)    The rights to indemnification, to be held harmless or exonerated, contribution and advancement of Expenses provided by or granted pursuant to this Agreement (i) shall be binding upon, be enforceable by, and inure to the benefit of the parties hereto and their respective successors and assigns, including any direct or indirect successor by purchase, merger, consolidation, reorganization or otherwise to all or substantially all of the business or assets of the Corporation (and such successor will thereafter be deemed the “Corporation” for purposes of this Agreement); (ii) shall continue as to an Indemnitee who has ceased to serve in a Covered Capacity; and (iii) shall be enforceable by and inure to the benefit of Indemnitee and his or her spouse, assigns, estate, heirs, devisees, executors and administrators and other legal representatives.
(e)    The Corporation shall require and cause any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Corporation, by written agreement in the form and substance reasonably satisfactory to Indemnitee and his or her counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Corporation would be required to perform if no such succession had taken place.
(f)    The Corporation and Indemnitee agree herein that a monetary remedy for breach of this Agreement, at some later date, would be inadequate, impracticable and difficult of proof, and further agree that such breach would cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking, among other things, injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which he or she may be entitled. The Corporation and Indemnitee further agree that Indemnitee shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Corporation acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by the Delaware Court, and the Corporation hereby waives any such requirement of such a bond or undertaking.
19.    Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

20.    Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) if delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed; or (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:
(a)    If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide in writing to the Corporation.
(b)    If to the Corporation to:
Resolute Forest Products Inc.
111 Duke Street, Suite 5000
Montreal, Quebec
Canada H3C 2M1
Attn.: Chief Legal Officer
or to any other address as may have been furnished to Indemnitee in writing by the Corporation.
21.    Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 11(a) of this Agreement, the Corporation and Indemnitee hereby irrevocably and unconditionally: (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court and not in any other state or federal court in the United States of America or any court in any other country; (b) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement; (c) appoint irrevocably, to the extent such party is not a resident of the State of Delaware, [Name and address of Delaware counsel] as its agent in the State of Delaware as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware; (d) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court; and (e) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum, or is subject (in whole or in part) to a jury trial.
22.    Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.
23.    Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Corporation against Indemnitee, Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Corporation shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.
24.    Additional Acts. If for the validation of any of the provisions in this Agreement any act, resolution, approval or other procedure is required, the Corporation undertakes to cause such act, resolution, approval or other procedure to be affected or adopted in a manner that will enable the Corporation to fulfill its obligations under this Agreement.
25.    Headings. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.
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IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.
RESOLUTE FOREST PRODUCTS INC.
By:
Name:
Title:
INDEMNITEE

Name: [Name]

Address:

Exhibit A
UNDERTAKING
Reference is made to that certain Indemnification Agreement between Resolute Forest Products Inc., a Delaware corporation (the “Corporation”), and Indemnitee dated as of _________________, 20__ (the “Indemnification Agreement”).
In regard to any advancements made by the Corporation to Indemnitee pursuant to the terms of the Indemnification Agreement, Indemnitee hereby undertakes and agrees to repay to the Corporation any and all amounts so paid promptly and in any event within 30 days after the disposition, including exhaustion of all appeals therefrom, of any litigation or threatened litigation on account of which advancements were made if it is determined that Indemnitee is not entitled to indemnification pursuant to the Indemnification Agreement.
INDEMNITEE

Name: [Name]

Address:

A-1